                                               Brian Wilkinson

                                               239 Scenic Way NW

                                               Calgary, AB

                                               T3L 1B6

November 8, 2010

Abby Inc.

60 Auburn Bay Ave NE

Calgary, Alberta ,

Canada T3M 0K7

Re: Consent

I Brian Wilkinson do hereby give my consent to use excerpts from the report titled

“Report on the Westrose Property” dated July 22, 2010 and to use my name as an expert under the heading “Interests of Named Experts and Council” and throughout and in the registration statement of Abby, Inc.

Yours truly,

/s/ Brian Wilkinson

Brian Wilkinson